                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             NATIONAL TECHTEAM INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                             NATIONAL TECHTEAM INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                             NATIONAL TECHTEAM, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 10, 2000

To Our Shareholders:

     The Annual Meeting of Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 10, 2000, at 11:00 a.m. E.D.T. at the Holiday Inn, 26555 Telegraph Road (at 11 Mile Road), Southfield, Michigan.

     The items of business to be considered and acted upon are:

          1. Election of the Company's Board of Directors (See Page 4).

          2. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     In addition to those matters, we will report on TechTeam's business results and other matters of interest to shareholders.

     You must have been a shareholder of record at the close of business on April 3, 2000, the record date, to be entitled to vote at the meeting and at any adjournment thereof. We will have a list of all shareholders of record April 3, 2000, open for inspection by shareholders at the Annual Meeting.


                                            By Order of the Board of Directors,



April 10, 2000                              Michael A. Sosin
                                            General Counsel
                                            and Secretary


     THE BOARD OF DIRECTORS OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND THE MEETING IN PERSON. IN ANY EVENT, IN ORDER THAT YOUR SHARES MAY BE REPRESENTED AT THIS MEETING AND TO ASSURE A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ACCOMPANYING ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY SO NOTIFYING THE SECRETARY AT THE ANNUAL MEETING AND VOTE YOUR STOCK PERSONALLY. PROXIES CAN ALSO BE REVOKED BY SUBMITTING TO THE COMPANY A PROXY WITH A LATER DATE AND BY DELIVERY TO THE SECRETARY OF THE COMPANY OF WRITTEN INSTRUCTIONS WHICH BY THEIR TERMS REVOKE THE PROXY.

     PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE PROXY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. A PROXY EXECUTED BY A CORPORATION SHOULD BE SIGNED IN ITS CORPORATE NAME BY AN AUTHORIZED OFFICER.

                                 PROXY STATEMENT

                    INFORMATION ABOUT NATIONAL TECHTEAM, INC.

National TechTeam, Inc. is a premier provider of desktop management services to large national and multi-national corporations, government agencies and service organizations. Our World Headquarters are located at 835 Mason Street, Dearborn, Michigan 48124, and our telephone number is (800) 522-4451.

                            MATTERS TO BE CONSIDERED

         At the 2000 Annual Meeting, you will be asked to consider and vote upon

1. Election of the Company's Board of Directors, and

2. Transaction of such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.


                     INFORMATION ABOUT THIS PROXY STATEMENT

         With this proxy statement and the enclosed proxy card, TechTeam's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement summarizes information that we are required to provide to you under the rules of the Securities and Exchange Commission and which is designed to assist you in voting your shares.

On April 17, 2000, we began mailing these proxy materials to all shareholders of record at the close of business on April 3, 2000.


                            INFORMATION ABOUT VOTING

         Shareholders can vote on matters presented at the Annual Meeting in two ways:

         -- By Proxy - You can vote by signing, dating and returning the enclosed proxy card. If you do this, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. You may specify on your proxy card whether your shares should be voted for all, some or none of the nominees for director. If you do not indicate instructions on the card, your shares will be voted FOR the election of the directors.

         -- In Person - You may come to the Annual Meeting and cast your vote there.

You may revoke your proxy at any time before it is exercised by sending a written notice of revocation to TechTeam's Secretary, Michael A. Sosin, by providing a later dated proxy or by voting in person at the meeting.

         We are mailing this solicitation, but solicitations may also be made in person by TechTeam officers and employees, none of whom will be specially compensated. We will bear the entire cost of soliciting the proxies. We will also reimburse banks, brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses in forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     Each share of TechTeam Common Stock is entitled to one vote. As of April 3, 2000, there were 13,297,183 shares of Common Stock outstanding.

             INFORMATION FOR TECHTEAM EMPLOYEES WHO ARE SHAREOLDERS

          If you are one of our employees who is a shareholder and you participate in the TechTeam 401(k) Profit-Sharing Plan and Trust ("Plan"), you will receive one proxy with respect to all of your shares registered in the same name. You have the right to direct the trustee of that Plan how to vote the shares allocated to your account. If you do not return a proxy with respect to your Plan shares, your shares will be voted by the trustee in the same proportion as shares held by the Plan trustee for which voting instructions have been received.

                               QUORUM REQUIREMENT

         A quorum of stockholders is necessary to hold a valid meeting. If stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matter on the proxy card but not on others because the broker does not have the authority to do so.


            INFORMATION ABOUT VOTES NECESSARY FOR ACTION TO BE TAKEN

         Seven directors will be elected at the meeting by a plurality of all the votes cast at the meeting, meaning that the seven nominees for director with the most votes will be elected. In an uncontested election for directors, the plurality requirement is not a factor. Any other action requires an affirmative vote of the majority of the votes cast on the matter. Abstentions and non-votes will have no effect on the result of the vote on the election of directors.

                                  OTHER MATTERS

          The Board of Directors does not know of any other matter which will be presented at the Annual Meeting other than the election of directors. Under our Bylaws, generally no business besides the items discussed in this proxy statement may be transacted at the meeting. However, if any other matter properly comes before the Annual Meeting, your proxies will act on such proposal in their discretion.




         THIS PROXY STATEMENT AND THE ACCOMPANYING FORM OF PROXY ARE FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT APRIL 17, 2000.

                             -----------------------

               THE DATE OF THIS PROXY STATEMENT IS APRIL 10, 2000.

                              ELECTION OF DIRECTORS
                           AND MANAGEMENT INFORMATION

         TechTeam's directors are elected each year at the Annual Meeting by the shareholders. We do not have a staggered board. Seven directors will be elected at this year's Annual Meeting. Each director will serve until the 2001 Annual Meeting of stockholders and until he or she is succeeded by another qualified director who has been elected. All the nominees are currently directors. If a nominee is unavailable for election, the proxy holders may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected at the Annual Meeting.

     The Company's Bylaws provide that, until the Board of Directors shall otherwise determine, the number of director positions shall be seven. Proxies may not be voted for a greater number of persons than the number of nominees (seven) named in this Proxy Statement.

     THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND A VOTE "FOR" THE ELECTION OF KIM A. COOPER, PETER T. KROSS, HARRY A. LEWIS, WALLACE D. RILEY, RICHARD G. SOMERLOTT, RONALD T. WONG, AND JEROME B. YORK AS DIRECTORS OF THE COMPANY. WE WILL VOTE THE PROXIES SOLICITED BY US IN FAVOR OF THE ELECTION OF THOSE PERSONS UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

     The following is a description of the background of the persons who are being nominated for election as directors of the Company.

     KIM A. COOPER, 41, became a director in March 1996. Between 1994 and 1996, he was employed by Novell, Inc. as its Vice President, Worldwide Marketing and Business Development. In January 1996 he founded and became the Chairman and Chief Executive Officer of Digital Harbor International, Inc., a Java software company developing Internet applications. Mr. Cooper sold his interest in Digital Harbor in September, 1999. He is currently involved in the development and management of ComDias.com, a company that develops and hosts B2B e-commerce applications for small and medium size businesses. Mr. Cooper is a member of the Board's Audit Committee and Compensation Committee.

     PETER T. KROSS, 58, became a director April, 1999. For over the past six years, Mr. Kross has been a Senior Vice-President of First Union Securities, Inc., (formerly known as Everen Securities, Inc.), a New York Stock exchange member broker dealer firm. Between 1997 and 1998, Mr. Kross served as a director of Dravo Corporation, a NYSE listed company. Mr. Kross is a member of the Board's Audit Committee and Compensation Committee.

     HARRY A. LEWIS, 56, Mr. Lewis joined TechTeam in January 1998 as the Company's President and Chief Operating Officer. In August 1998 he was appointed to the Board of Directors. In November 1998 he was named Chief Executive Officer effective January 1, 1999. Mr. Lewis retired from Chrysler Corporation in December 1996. Prior to his retirement, Mr. Lewis spent his entire career with Chrysler Corporation. From July 1993 until his retirement he held the positions of Vice President, Finance Strategy and Planning and Vice President, Process Management and Continuous Improvement.

     WALLACE D. RILEY, 72, is an attorney at law and since 1968 has been a partner with the firm of Riley & Roumell. Mr. Riley previously served as a director of the Company from 1987 to 1988 and from 1993 to the present. He is the past President of the State Bar of Michigan as well as past President of the American Bar Association. He was a member of the Board of Governors of the American Bar Association from 1977-1980, and a trustee of the Federal Bar Foundation since 1968. He has been a Special Attorney General for the State of Michigan since 1969. Mr. Riley is a member of the Board's Audit Committee and Compensation Committee.

     RICHARD G. SOMERLOTT, 58, is a dentist and a managing partner of Endodontics Associates Professional Corporation. Dr. Somerlott has been a director and shareholder of the Company, including its predecessor, CTD, since its inception. Dr. Somerlott is a member of the Board's Audit Committee and Compensation Committee.

     RONALD T. WONG, 58, was appointed a director in February 2000. He is President of RTW, Inc. an information technology consulting company. Since January 1999, Mr. Wong has been a consultant to the Company consulting with the management of the Company on strategy, sales, and operations. Mr. Wong retired from Ford Motor Company in December 1998, where he was Manager of the Infrastructure Support Department. While at Ford Motor Company, Mr. Wong was instrumental in the implementation of Ford's Internet and intranet strategy and managed the global consolidation of all of Ford's distributive computer infrastructure support activities. Mr. Wong is a member of the Board's Audit Committee and Compensation Committee.

     JEROME B. YORK, 61, was appointed as a director in October 1999. Mr. York is Chief Executive Officer of Micro Warehouse, Inc. a multi-billion dollar specialty catalog and online retailer of personal computers, software, accessories, peripheral and networking products. Mr. York was Vice Chairman of Tracinda Corporation, an investment company, from 1995 through 1999. He is a member of the Board of Directors of Metro-Goldwyn-Mayer, Inc., MGM Grand, Inc., Apple Computer, Inc. and Waste Management, Inc. Mr. York is a member of the Board's Audit Committee and Compensation Committee.

INFORMATION REGARDING BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board of Directors has established two standing committees (Audit and Compensation), the current members of which are identified above. These committees act in an advisory capacity to the full Board of Directors. All committees report to the full Board of Directors with respect to matters considered at each committee meeting held.

     The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent accountants, recommend the firm of independent accountants to perform such audits, consider non-audit functions proposed to be performed by the independent accountants, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable. During 1999, the Audit Committee held 2 meetings.

     The Compensation Committee reviews the compensation practices followed, makes all decisions involving the compensation of executive officers of the Company and reviews Management's salary recommendations for each other person at or above the level of Vice President. In addition, the Committee reviews stock option grant recommendations pursuant to the Company's 1990 Nonqualified Employee Stock Option Plan. During 1999, the Compensation Committee held 5 meetings.

     During the year ended December 31, 1999, the Board of Directors held 12 meetings. All directors attended at least 75% of the meetings held during the year.

INFORMATION REGARDING EXECUTIVE MANAGEMENT

     All executive officers serve at the pleasure of the Board of Directors. There are no family relationships among any of the directors or executive officers of the Company. The following is a description of the background of the Company's executive officers not otherwise described above.

                                                   PRESENT POSITION
NAME                        AGE                    WITH THE COMPANY

M. Anthony Tam               49            Vice President, Chief Financial
                                                Officer and Treasurer

Edward J. Penkala            52         Vice President of Sales, Marketing and
                                                Strategic Partnerships

Jeffery J. Ruffini           39              Vice President of Operations



     M. ANTHONY TAM. Mr. Tam joined the Company in April 1999, as its Vice President, Chief Financial Officer and Treasurer. Previously, Mr. Tam served as Controller and Executive Director, Finance and Administration for The Genix Group, a computer operations outsourcing services company with offices throughout the United States and the United Kingdom.

     EDWARD J. PENKALA. Mr. Penkala joined the Company in 1998 from Capricorn Capital Group (now TechTeam Capital Group) as its Vice President of Sales. Previously Mr. Penkala was the Chief Information Officer at National Intergroup where he was responsible for the planning, design, development, and implementation of strategic manufacturing systems.

     JEFFERY J. RUFFINI. Mr. Ruffini has been with the Company since 1992. In the Fall of 1998, he became Vice President of Operations. From 1997 through 1998, he was Vice President of Corporate Services. Previously, he had been Director of Call Center Services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of April 3, 2000, the record date, the shares of Common Stock beneficially owned by: (i) any person (including any "group" as that term is used in Section 13 (d)(3) of the Securities Exchange Act of 1934, as amended, known by the Company to be the beneficial owner of more than 5% of the Company's voting securities; (ii) each director of the Company; (iii) each executive officer of the Company; and (iv) all current directors and executive officers of the Company as a group. All persons listed below have sole voting and investment power with respect to their shares of stock unless otherwise indicated.


               NAME OF                                 NUMBER OF SHARES                       PERCENTAGE OF
          BENEFICIAL OWNER                               BENEFICIALLY                          OUTSTANDING
          ----------------                                OWNED (1)                         COMMON STOCK (1)
                                                          ---------                         ----------------


          Dimensional Fund Advisors, Inc.                    1,127,000                                    8.47
          1299 Ocean Avenue, 11th Floor
          Santa Monica, CA 90401
          David M. Sachs (15)                                  500,000                                    3.76
          William F. Coyro Jr.                                 455,004     (3)(4)                         2.74
          Peter T. Kross (2)                                   343,200     (5)                            2.50
          Richard G. Somerlott (2)                             227,019     (6)                            1.22
          Wallace D. Riley (2)                                 123,000     (7)                              **
          Harry A. Lewis (2)                                   116,500     (8)                              **
          Jerome B. York (2)                                    60,200     (9)                              **
          Kim A. Cooper (2)                                     59,325     (10)                             **
          Ronald T. Wong (2)                                    35,700     (11)                             **
          Jeffery J. Ruffini (2)                                12,164     (12)                             **
          Edward J. Penkala (2)                                  7,250     (13)                             **
          M. Anthony Tam (2)                                     7,000     (14)                             **
          Current Directors and Executive                      991,358                                    7.46
          Officers as a Group (ten
          persons)

**     Less than 1%.

DIRECTORS AND EXECUTIVE OFFICERS

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and includes shares not presently outstanding but which are subject to exercise within 60 days through options, warrants, rights or conversion privileges. For the purpose of computing the percentage of the outstanding shares owned by a shareholder, shares subject to such exercise are deemed to be outstanding securities of the class owned by that stockholder but are not deemed to be outstanding for the purpose of computing the percentage by any other person.

(2) A director and/or executive officer of the Company. Dr. Coyro resigned as a director and executive officer of the Company on February 28, 2000.

(3) Includes 9,400 shares of Common Stock owned by certain members of the family of William F. Coyro, Jr., the beneficial ownership of which he disclaims.

(4)    Includes options to purchase 90,000 shares of Common Stock at $25.75.

(5) Includes 57,100 shares of Common Stock owned by certain members of the family of Peter T. Kross as to which he shares voting and dispositive power, and Options to purchase 10,000 shares of Common Stock at $5.875.

(6) Includes options to purchase 10,000 shares of Common Stock at $7.00 per share, 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00, 10,000 shares of Common Stock at $10.313, 10,000 shares of Common Stock at $6.50, and 10,000 shares of Common Stock at $5.875.

(7) Includes options to purchase 10,000 shares of Common Stock at $25.75, 10,000 shares of Common Stock at $23.00, and 10,000 shares of Common Stock at $10.313, 10,000 shares of Common Stock at $6.50, and 10,000 shares of Common Stock at $5.875.

(8) Includes options to purchase 105,000 shares of Common Stock at $10.00 per share. Does not include options to purchase 20,000 shares of Common Stock at $10.00 per share which are not exercisable until August, 2000 or later.

(9)    Includes Options to purchase 10,000 shares of Common Stock at $5.875.

(10) Includes options to purchase 15,000 shares of Common Stock at $5.00 per share, 10,000 shares of Common Stock at $23.00, 10,000 shares of Common Stock at $10.313, 10,000 shares of Common Stock at $6.50, and 10,000 shares of Common Stock at $5.875.

(11) Includes 750 shares of Common Stock owned by certain members of the family of Mr. Wong as to which he shares voting and dispositive power. Also includes Options to purchase 25,000 shares of Common Stock at $6.9375, and 10,000 shares of Common Stock at $5.875.

(12) Includes options to purchase 3,000 shares of Common Stock at $4.50 share, 3,000 shares of Common Stock at $25.75, and 4,000 shares of Common Stock at $10.00. It does not include options to purchase 10,500 shares of Common Stock which are not exercisable before at least July 21, 2000.

(13) Includes options to purchase 6,000 shares of Common Stock at $10.00 per share, but does not include options to purchase 9,000 which are not exercisable until at least January 2001.

(14) Includes Options to purchase 5,000 shares of Common Stock at $5.875, but does not include 20,000 options at the same exercise price which are not exercisable until 4/2001.

(15) Mr. Sachs is the Chief Executive Officer of TechTeam Capital Group, but is not a director or executive officer of National TechTeam, Inc.

            SECTION 16 (A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such officers, directors and greater than ten-percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1999 all Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with.


                              DIRECTOR COMPENSATION

         Directors who are employees of the Company receive no compensation as such for services as members of the Board of Directors or committees thereof. Upon the recommendation of the Compensation Committee, the Board of Directors approved a monthly retainer of $1,000 per month for each non-employee director commencing in January 1999. Under the Company's 1996 Non-Employee Directors Stock Plan, each nonemployee director receives 100 shares of the Company's Common Stock for attendance at each meeting of the Board of Directors. The plan also provides for an automatic and non-discretionary grant to each nonemployee director on the last business day of each February of a nonstatutory option to purchase 10,000 shares of the Company's Common Stock at an exercise price of one hundred percent (100%) of the fair market value of the Common Stock on the date of the grant.

    The following table discloses compensation received by the Company's Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, in all capacities during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE


                                                                                                      LONG TERM
                                                      ANNUAL COMPENSATION                           COMPENSATION
        NAME AND                  -------------------------------------------------------------        AWARDS           CURRENT
  PRINCIPAL POSITION    YEAR           SALARY      BONUS       401(K) MATCH (1)      OTHER           OPTIONS (2)     ANNUAL SALARY
  ------------------    ----           ------      -----       ------------          -----           ----------      -------------


Harry A. Lewis (5)      1999      $    296,154    $    -0-       $     -0-       $     -0-                  --      $   300,000
President and Chief     1998           185,385         -0-             -0-             -0-             125,000
Executive Officer

M. Anthony Tam (6)      1999            90,021         -0-             -0-             -0-              25,000          130,000
Vice President,         1998               -0-         -0-             -0-             -0-                  --
Chief Financial
Officer,
and Treasurer

Edward Penkala (8)      1999           175,000         -0-             -0-           3,236  (9)             --          175,000
Vice President, Sales   1998           175,000         -0-             -0-           2,860  (9)         15,000

Jeffery J. Ruffini      1999           120,000         -0-           2,632             -0-                  --          120,000
Vice President,         1998           118,615         -0-           3,420          22,135  (10)            --               --
Operations              1997           108,000      10,000           3,240          64,190  (10)            --               --

William F. Coyro, Jr.   1999           200,000       - 0 -           5,077          18,311  (3)(10)         --               --
Chairman (4)            1998           257,692       - 0 -           5,135          $5,827  (3)             --               --
                        1997           239,423     112,500           4,846           4,050  (3)             --               --

Lawrence A. Mills (11)  1999           110,322         -0-           3,575             -0-                  --               --
Vice President,         1998           144,308         -0-           4,168             -0-                  --               --
Chief Financial Officer 1997           134,000      59,307           4,020             -0-                  --               --
and Treasurer

Steven J. Corso (7)     1999            84,000         -0-             -0-             -0-                  --               --
Vice President and      1998            69,808         -0-             -0-             -0-              10,000               --
Chief
Technology Officer

(1) Amounts disclosed in this column consist of the Company's matching contribution under the Company's 401(k) Retirement Savings Plan.

(2) Includes Stock Options granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's.

(3) Represents portion in total premiums paid on life insurance that are taxable to Dr. Coyro. Commencing in 1997, the Company advanced $281,520 to an insurance company that carries insurance policies on the life of Dr. Coyro. The advances are collateralized by the cash value of the underlying life policies. The advances are to be repaid in future years.

(4)  Dr. Coyro resigned as Chairman in February 2000.

(5)  Mr. Lewis joined the Company in January 1998.

(6)  Mr. Tam joined the Company in April 1999.

(7)  Mr. Corso joined the Company in April 1998, and resigned in August 1999.

(8)  Mr. Penkala joined the Company in January 1998.

(9) Mr. Penkala received a car allowance as part of his contract with Capricorn Capital Group, Inc. (now TechTeam Capital).

(10) Includes amounts earned from the exercise of stock options.

(11) Mr. Mills resigned from the Company in March 1999. His 1999 salary included payment under a Separation Agreement between Mr. Mills and the Company.

                           OPTION GRANTS AND EXERCISES

     The following tables set forth information as to the individuals named in the Summary Compensation Table above, concerning options granted in 1999, the value realized upon the exercise in 1999 of previously granted options and the value of unexercised options.

                            OPTION GRANTS IN 1999 (1)


                                                                                      POTENTIAL REALIZABLE
                                                                                     VALUE AT ASSUMED ANNUAL
                                                                                      RATES OF STOCK PRICE
                                                    PERCENT OF TOTAL                    APPRECIATION FOR
                              OPTIONS              OPTIONS GRANTED IN     EXERCISE         OPTION TERM
          NAME                GRANTED                     YEAR             PRICE        5%          10%
          ----                -------                     ----             -----        --          ---
M. Anthony Tam                 25,000                      4.8%            5.875      $40,500    $89,700


(1) All stock options were granted under the Company's 1990 Nonqualified Stock Option Plan. The Company has not awarded SAR's. Option exercise prices are at or above the market price on the date of grant. Options have a five year term and are exercisable in equal increments over five years. The exercise price and Federal tax withholdings may be paid in cash or with shares of TechTeam stock.

           OPTION EXERCISES IN 1999 AND DECEMBER 31, 1999 VALUE TABLE

                                                           NUMBER OF UNEXERCISED        VALUE OF UNEXERCISED
                           SHARES ACQUIRED      VALUE           OPTIONS AT             IN-THE-MONEY OPTIONS AT
          NAME               ON EXERCISE       REALIZED      DECEMBER 31, 1999          DECEMBER 31, 1999 (1)
          ----               -----------       --------      -----------------          ---------------------

William F. Coyro Jr.            5,000           14,688            95,000                        1,565


(1) Represents the difference between the exercise price of in-the-money options exercisable within 60 days of the date hereof and the closing price of the Company's common stock on December 31, 1999 multiplied by the number of exercisable options.


     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH INCLUDED HEREIN SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company and establishes the compensation plans and specific compensation levels of all Executive Officers.

     The Company's executive compensation philosophy is to pay for performance. The objectives of the Company's executive compensation program are to: (1) provide compensation that enables the Company to attract and retain key executives; (2) create incentives in the form of bonuses for contributions to superior earnings by the Company; and (3) align the Company's executives' interest with its shareholders' desire for superior returns through long-term stock ownership opportunities.

     The Company's executive compensation program provides a compensation opportunity that the Committee believes, in its judgment and experience, is competitive with other companies of comparable size and complexity. Actual compensation levels may be greater or less than compensation levels at other companies based upon annual and long-term Company performance and individual performance. The Compensation Committee uses its discretion to establish executive compensation at levels in its judgment warranted by external or internal factors and an executive's individual circumstances.

EXECUTIVE COMPENSATION PROGRAM COMPONENTS. The Company's executive compensation program consists of base salary, cash incentives and long-term incentives. BASE SALARY. The Compensation Committee decides the base pay levels for executives according to the impact the individual has on the Company and on its performance, the skills and experiences required by the position, salaries paid by other companies for comparable positions, and the performance of the Company. Base salaries for executives are maintained at levels that the Compensation Committee believes, based on its own judgment and experience, are competitive with other companies of comparable size and complexity. CASH INCENTIVES. Cash incentives for Executive Officers other than the Chairman and President and CEO were provided in prior years by way of an annual bonus plan based on performance. The Chairman and President and CEO's bonus is at the discretion of the Compensation Committee. However, no bonus plans have been submitted by the Compensation Committee to the Board of Directors for 1999 or 2000 for the Chairman or the President and CEO. An incentive plan was adopted for 1999 for other Executive Officers. The Compensation Committee is currently working on an incentive plan for 2000. The Committee and the Board of Directors believe that an executive's desire to achieve continually improving results of operations is enhanced if that performance is rewarded by way of cash bonuses. LONG-TERM INCENTIVES. Long-term incentives are provided by way of stock options. The Committee and Board of Directors believe that management's ownership of a significant equity interest in the Company is a major incentive in building shareholder wealth and aligning the long-term interests of management and shareholders. Stock options, therefore, are granted at the market value of the Common Stock on the date of grant and typically become exercisable in installments of 20% per year beginning one year after the date of the grant. The value received by the executive from an option is dependent upon increases in the price of the Company's Common Stock over the market price on the date of the grant. Consequently, the value of the compensation is aligned directly with increases in shareholder value. Grants of stock options are made by the Board of Directors based upon the executive's contribution toward Company performance and expected contribution toward meeting the Company's goals.

1999 CHIEF EXECUTIVE COMPENSATION. The Compensation Committee annually reviews and approves the compensation of Harry A. Lewis, the President and Chief Executive Officer. Mr. Lewis' salary did not change in 1999.

COMPENSATION NOT QUALIFYING FOR TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code, adopted in 1994, provides in general that compensation to certain individual executive officers during any year in excess of $1 million is not deductible by a public company. The Committee believes that, given the range of salaries and number of stock options of executive officers of the Company, the $1 million threshold of Section 162(m) will not be reached by an executive officer of the Company in the near future. Accordingly, the Committee has not considered what its policy regarding compensation not qualifying for Federal tax deductibility might be; however, it intends to do so at such time that the threshold is within range of any executive officer.

The foregoing report on executive compensation is provided by the following non-employee directors, who constituted the Compensation Committee during 1999:

Wallace D. Riley
Kim Cooper
Peter T. Kross
Richard Somerlott
Jerome B. York

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the past fiscal year, the Compensation Committee was comprised of all non-employee directors. No member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries during the fiscal year 1999. None of the executive officers of the Company have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

In February 2000, the Company purchased, for $1,000,000, a software license from a company in which Kim A. Cooper owns an equity interest. The license will enable the Company to remarket the software and use the software to provide business to business services on the internet. The Company believes the purchase price of the software was equivalent to an arms length price from an unrelated vendor.


                          NOTICE CONCERNING APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has not selected its independent auditors for the current year. Ernst & Young LLP has served as the Company's independent auditors for the past twelve years. The Board of Directors intends to request bids for selection as TechTeam's independent auditors from several firms, including from Ernst & Young LLP, and the Board may, at any time during the year, appoint new independent auditors if the Board of Directors feels that such a change would be in the best interests of the Company and its shareholders. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

                                PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Company's Common Stock from January 1, 1995through December 31, 1999 with the Nasdaq Stock Market-US Index (the "Nasdaq US Index") and the Nasdaq Computer & Data Processing Services Stocks (the "Nasdaq Computer Index") . The graph assumes that the value of the investment in the Company's Common Stock, the Nasdaq US Index and the Nasdaq Computer Index was $100 on January 1, 1995 and that all dividends were reinvested.

     The graph displayed below is presented in accordance with Securities and Exchange Commission requirements. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast of future financial performance.

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                                     [GRAPH]


                                                    TOTAL RETURN INDEX
                             DEC 94          DEC 95           DEC 96           DEC 97          DEC 98           DEC 99
                         --------------- ---------------- ---------------- --------------- ---------------- -------------
       NASDAQ US              100%            141%             174%             213%            300%             556%
    NASDAQ COMPUTER           100%            152%             188%             231%            412%             905%
   NATIONAL TECHTEAM          100%            107%             381%             171%            124%              92%


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

         If you wish to submit proposals for possible inclusion in TechTeam's 2001 Proxy Statement, we must receive them not later than January 26, 2000. In addition, TechTeam's Bylaws specify procedures for notifying TechTeam of nominations for director and other business to be properly brought before any meeting of stockholders by providing notice not less than 90 days nor more days than 120 days prior to the date of the 2001 Annual Meeting. Proposals should be mailed to National TechTeam, Inc., to the attention of TechTeam's Secretary, Michael A. Sosin, 835 Mason Street, Suite 200, Dearborn, MI 48124.

                                  ANNUAL REPORT

     WE WILL FURNISH TO EACH PERSON WHOSE PROXY WE ARE SOLICITING, UPON WRITTEN REQUEST, WITHOUT COST (EXCEPT FOR THE PAYMENT OF A REASONABLE DUPLICATING CHARGE FOR ANY EXHIBITS REQUESTED) A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS. PLEASE SEND ANY REQUESTS IN WRITING TO THE COMPANY'S SECRETARY, MICHAEL A. SOSIN, AT THE COMPANY'S OFFICE LOCATED AT:
835 MASON AVENUE, SUITE 200, DEARBORN, MI 48124.

                                    By order of the Board of Directors




                                    Michael A. Sosin
                                    General Counsel
                                    and Secretary


Dated: April 10, 2000

                             NATIONAL TECHTEAM, INC.
              PROXY FOR ANNUAL MEETING OF SHAREHOLDERS MAY 10, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                   NATIONAL TECHTEAM, INC. AND WILL BE VOTED.
The undersigned hereby appoints Harry A. Lewis and Michael A. Sosin or any one or more of them acting in the absence of the others, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to represent the undersigned at the Annual Meeting of the Shareholders of National TechTeam, Inc., a Delaware corporation (the "Company") to be held in the Holiday Inn, 26555 Telegraph Road (at 11 Mile Road), Southfield, Michigan at 11:00 a.m. E.D.T., May 10, 2000, and any adjournment or adjournments thereof, and to vote all shares of stock of the Company standing in the name of the undersigned, with all the powers the undersigned would possess if personally present at such meeting:

1.   Election of directors of the Company:

     Nominees: Kim A. Cooper, Peter T. Kross, Harry A. Lewis, Wallace D. Riley, Richard G. Somerlott, Ronald T. Wong, and Jerome B. York.

     [ ] FOR all nominees listed above, except vote withheld from the following nominees (if any):

     [ ] WITHOLD AUTHORITY to vote for all nominees listed above.

2. In their discretion on such other matters as may properly come before the meeting.

     MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTORS SET FORTH ABOVE.

                                (Continues and to be signed on the reverse side)

This proxy will be voted as directed but, where no direction is given, it will be voted FOR approval of all of the foregoing nominees.

Copies of the Notice of Meeting dated April 10, 2000 and the Proxy Statement dated April 10, 2000 have been received by the undersigned.




                                                   PLEASE DATE AND SIGN HERE

                                           Dated:  _____________________________

                                           Name:   _____________________________



PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.

[ ]  Please check here if you plan to attend this meeting.